Exhibit 99.2

EXONY LIMITED

INTERIM CONSOLIDATED PROFIT AND LOSS ACCOUNTS (Unaudited)

FOR THE NINE MONTH PERIODS ENDED 30 JUNE 2013 AND 30 JUNE 2014

		2014	2013
	Note	£	£
Group turnover	2	6,680,784	6,852,094
Cost of sales		(2,414,346)	(2,684,427)
Gross profit		4,266,438	4,167,667
Administrative expenses		(4,300,576)	(3,475,860)
Operating (loss)/profit	3	(34,138)	691,807
Interest receivable		5,249	1,137
Interest payable and similar charges	6	(4,490)	(30)
(Loss)/Profit on ordinary activities before taxation		(33,379)	692,914
Tax on (loss)/profit on ordinary activities	7	49,761	(70,284)
Profit for the financial period	8	16,382	622,630

All of the activities of the group are classed as continuing.

The notes on pages 5 to 15 form part of these financial statements.

EXONY LIMITED

INTERIM CONSOLIDATED STATEMENTS OF TOTAL RECOGNISED GAINS AND LOSSES

(Unaudited)

FOR THE NINE MONTH PERIODS ENDED 30 JUNE 2013 AND 30 JUNE 2014

		2014	2013
	Note	£	£
Profit for the financial period		16,382	622,630
Exchange differences arising on consolidation of foreign subsidiary		(8,987)	13,877
Total gains and losses recognised since the last annual report		7,395	636,507

The notes on pages 5 to 15 form part of these financial statements.

EXONY LIMITED

INTERIM CONSOLIDATED BALANCE SHEETS

(Unaudited)

AT 30 JUNE 2013 AND 2014

		2014		2013
	Note	£	£	£	£
Fixed assets
Tangible assets	9		240,335		56,168
Current assets
Debtors	10	2,420,241		2,246,780
Cash at bank		4,470,345		3,685,442
		6,890,586		5,932,222
Creditors: Amounts falling due within one year	12a	(3,142,903)		(3,014,694)
Net current assets			3,747,683		2,917,528
Total assets less current liabilities			3,988,018		2,973,696
Creditors: Amounts falling due after more than one year	12b		(889,334)		(304,913)
Provisions for liabilities	13		(192,541)		-
			2,906,143		2,668,783
Capital and reserves
Called-up share capital	18		5,049		5,049
Profit and loss account	19		2,901,094		2,663,734
Shareholders’ funds	20		2,906,143		2,668,783

The notes on pages 5 to 15 form part of these financial statements.

EXONY LIMITED

CONSOLIDATED CASH FLOW STATEMENTS

(unaudited)

FOR THE NINE MONTH PERIODS ENDED 30 JUNE 2013 AND 2014

		2014		2013
	Note	£	£	£	£
Net cash inflow from operating activities	21		875,814		1,095,145
Returns on investments and Servicing of finance
Interest received		5,249		1,137
Interest paid		(4,490)		(30)
Net cash inflow from returns on investments and servicing of finance			759		1,107
Taxation			(18,236)		(72,606)
Capital expenditure
Payments to acquire tangible fixed assets		(243,177)		(42,125)
Receipts from sale of fixed assets		731		-
Net cash outflow from capital expenditure			(242,446)		(42,125)
Increase in cash	21		615,891		981,521

The notes on pages 5 to 15 form part of these financial statements.

EXONY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

1.	Accounting policies

Basis of accounting

The financial statements have been prepared under the historical cost convention, and in accordance with applicable accounting standards. No material uncertainties that may cast significant doubt on the ability of the company to continue to operate as a going concern have been identified by the directors and therefore the accounts have been prepared on a going concern basis.

Basis of consolidation

The consolidated financial statements incorporate the financial statements of the company and all group undertakings. These are adjusted, where appropriate, to conform to group accounting policies.

Turnover

Turnover represents amounts receivable for goods and services net of VAT and trade discounts. The directors continue to believe that US GAAP provides the best and most prudent guidance for software revenue recognition. The relevant guidance for this is followed where it does not conflict with the principles in FRS 5, Application note G.

The company generates the following types of revenue:

Licence Fees: Licence fees are earned under software licence agreements to end users and resellers. Revenues from licences to end users are recognised upon shipment of the software if persuasive evidence of an arrangement exists, collection of the resulting receivables is reasonably assured, the fee is fixed and determinable, there are no significant post-delivery obligations and vendor-specific objective evidence (or fair value) for all elements exists. If an acceptance period is required, licence revenues are recognised upon the earlier of customer acceptance or the expiration of the acceptance period. Where implementation work is deemed essential to functionality, licence revenue is recognised over the period the services are delivered on a contract accounting basis.

Service Fees: Service revenue is recognised as the work is performed. Income from maintenance agreements is recognised on a straight line basis, over the period to which the agreement relates.

Tangible fixed assets

Tangible fixed assets are stated at cost, being the purchase price less accumulated depreciation.

Depreciation

Depreciation is calculated so as to write off the cost of an asset, net of anticipated disposal proceeds, over the useful economic life of that asset as follows:

Leasehold Property	-	Over the life of the lease
Plant & Machinery	-	Over 2 years on a straight line basis
Fixtures & Fittings	-	Over 2 years on a straight line basis

Operating lease agreements

Rentals applicable to operating leases where substantially all of the benefits and risks of ownership remain with the lessor are charged against profits on a straight line basis over the period of the lease.

Pension costs

The company operates a defined contribution pension scheme and the pension charge represents the amounts payable by the company to the fund in respect of the year. The assets of the scheme are held separately from those of the company in an independently administered fund.

EXONY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

1.	Accounting policies (continued)

Deferred taxation

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date, where transactions or events that result in an obligation to pay more or a right to pay less tax in the future, or a right to receive repayments of tax.

Deferred tax assets are recognised only to the extent that the directors consider it more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted. Deferred tax assets and liabilities recognised have not been discounted.

Share-based payments

In accordance with FRS 20 “Share-based payment”, the company reflects the economic cost of awarding share options to employees by recording an expense in respect of the services received from employees in the profit and loss account at an amount equal to the fair value of the awarded options. All share-based payments are equity settled.

Fair value is measured using the Black-Scholes option pricing model taking into account the following inputs:

- the exercise price of the option;

- the life of the option;

- the market price on the date of the grant of the option;

- the expected volatility of the share price;

- the dividends expected on the shares; and

- the risk free interest rate for the life of the option.

The expected life used in the model has been adjusted, based on management’s best estimate, for the effects of non-transferability, exercise restrictions and behavioural considerations.

The expense is spread over the period in which the services are received by the company (“the vesting period”). An assessment of the number of share options which are expected to vest is made at the end of each reporting period and any adjustments to the expected charge relating to those share options are made in the current period.

Options granted to employees of subsidiary companies are issued by the ultimate parent company and no consideration is given. Therefore the benefit to the subsidiary is treated as a capital contribution and added to the cost of the investment in the subsidiary.

Financial instruments

Financial instruments are classified and accounted for, according to the substance of the contractual arrangement, as either financial assets, financial liabilities or equity instruments. An equity instrument is any contract that evidences a residual interest in the assets of the group after deducting all of its liabilities.

Investments

Investments are stated at cost less any provision for diminution in value.

Research and development

Expenditure in respect of research and development is written off in the period in which it is incurred.

EXONY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

1.	Accounting policies (continued)

Foreign currencies

Foreign currency transactions are initially recorded at the exchange rate ruling at the date of the transaction. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at exchange rates ruling at the balance sheet date of monetary assets and liabilities denominated in foreign currencies are recognised in the profit and loss account within operating profit. Where there are related or matching forward contracts in respect of trading transactions, the rates of exchange specified in those contracts will be used.

Items included in the financial statements of the subsidiary are measured using the currency of the primary economic environment in which the entity operates (the functional currency). The profit and loss statement of the non-sterling denominated subsidiary is translated to sterling (the Group’s presentation currency) at average rates of exchange in each period. Assets and liabilities of the undertaking are translated at rates of exchange ruling at the balance sheet date. The differences between retained profits and losses translated at average and closing rates are taken to reserves, as are differences arising on the retranslation to sterling of non-sterling denominated Group entity net assets at the beginning of the year.

2.	Turnover

The turnover and profit before tax are attributable to the one principal activity of the group.

An analysis of turnover is given below:

	2014	2013
	£	£
United Kingdom	943,532	539,657
Overseas	5,737,252	6,312,437
	6,680,784	6,852,094
3.	Operating profit

Operating profit is stated after charging:

	2014	2013
	£	£
Operating lease costs	96,415	69,029
Depreciation of owned fixed assets	56,127	36,151
Loss on disposal of fixed assets	(212)	-
Research and development expenditure	1,203,476	646,569
4.	Particulars of employees

The average number of staff employed by the group during the financial period amounted to:

	2014	2013
	No	No
Sales, marketing and technical	60	56
Administrative and finance	8	8
	68	64

EXONY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

4.	Particulars of employees (continued)

The aggregate payroll costs of the above were:

	2014	2013
	£	£
Wages and salaries	4,023,765	3,262,492
Social security costs	356,084	309,711
Other pension costs	266,655	237,763
	4,646,504	3,809,966
5.	Directors’ remuneration

The directors’ aggregate remuneration in respect of qualifying services were:

	2014	2013
	£	£
Remuneration receivable	542,684	454,935
Value of company pension contributions to money purchase schemes	102,955	56,803
	645,639	511,738

Remuneration of highest paid director

	2014	2013
	£	£
Remuneration receivable	161,839	181,429
Value of company pension contributions to money purchase schemes	12,740	7,357
	174,579	188,786

No directors exercised share options during the current or preceding period.

The number of directors accruing benefits under company pension schemes was as follows:

	2014	2013
	No	No
Money purchase schemes	4	3
6.	Interest payable and similar charges

	2014	2013
	£	£
Bank interest payable	-	30
Other finance charges	4,490	-

EXONY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

7.	Taxation on (loss)/profit on ordinary activities

(a) Analysis of (credit) / charge in the period

	2014		2013
	£	£	£	£
UK taxation
In respect of the period:
UK Corporation tax		-		-
		-		-
Foreign tax
Current tax on income for the period	26,101		31,884
Adjustments in respect of prior periods	(12,862)		-
		13,239		31,884
		13,239		31,884
Deferred tax:
Origination and reversal of timing differences	(63,000)		38,400
Total deferred tax (note 11)		(63,000)		38,400
Tax (credit)/charge on ordinary activities		(49,761)		70,284

(b) Factors affecting current tax charge

The tax assessed on the profit/(loss) on ordinary activities for the period is lower than the standard rate of corporation tax in the UK of 22.3% (2013 23.67%).

The company has estimated tax losses of £1,368,790 (2013 - £943,278) available for carry forward against future trading profits. A deferred tax asset of £276,000 (2013 - £217,000) has been recognised in respect of these losses based on a reasonable expectation of future taxable profits.

	2014	2013
	£	£
(Loss)/profit on ordinary activities before taxation	(33,379)	692,914
(Loss)/profit on ordinary activities by rate of tax
Effects of:	(7,444)	164,013
Expenses not deductible for tax purposes	9,380	2,813
Depreciation in excess of capital allowances for period	1,117	(947)
Utilisation / carry forward of tax losses	109,840	(83,581)
R&D tax credit	(96,490)	(60,624)
Foreign tax at higher rate	9,698	10,210
Adjustments to tax charge in respect of previous periods	(12,862)	-
Total current tax (note 7(a))	13,239	31,884
8.	Profit attributable to members of the parent company

The (loss)/profit dealt with in the financial statements of the parent company was £ (72,893) (2013 - £549,521).

EXONY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

9.	Tangible fixed assets

9 months ended 30 June 2014

	Leasehold	Office	Fixtures &
	Property	equipment	Fittings	Total
	£	£	£	£
Cost
At 30 September 2013	30,839	165,285	57,372	253,496
Additions	206,066	37,111	-	243,177
Disposals	-	(13,300)	-	(13,300)
Foreign exchange	-	(1,079)	3	(1,076)
At 30 June 2014	236,905	188,017	57,375	482,297
Depreciation
At 30 September 2013	30,839	118,169	49,828	198,836
Charge for the period	17,473	34,309	4,345	56,127
On disposals	-	(12,357)	-	(12,357)
Foreign exchange	-	(644)	-	(644)
At 30 June 2014	48,312	139,477	54,173	241,962
Net book value
At 30 June 2014	188,593	48,540	3,202	240,335

9 months ended 30 June 2013

	Leasehold	Office	Fixtures &
	Property	equipment	Fittings	Total
	£	£	£	£
Cost
At 30 September 2012	30,839	219,603	51,803	302,245
Additions	-	40,595	1,530	42,125
Disposals	-	(10,456)	-	(10,456)
Foreign exchange	-	781	10	791
At 30 June 2013	30,839	250,523	53,343	334,705
Depreciation
At 30 September 2012	30,839	176,355	45,914	253,108
Charge for the period	-	33,254	2,897	36,151
On disposals	-	(10,456)	-	(10,456)
Foreign exchange	-	(266)	-	(266)
At 30 June 2013	30,839	198,887	48,811	278,537
Net book value
At 30 June 2013	-	52,818	4,532	56,168
10.	Debtors

	2014	2013
	£	£
Trade debtors	1,264,746	1,598,671
VAT recoverable	-	25,668
Deferred taxation (note 11)	343,292	257,877
Prepayments and accrued income	812,203	364,564
	2,420,241	2,246,780

EXONY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

11.	Deferred taxation

The movement in the deferred taxation asset during the period was:

	2014	2013
	£	£
Asset brought forward	280,292	296,277
Increase/(decrease) in asset	63,000	(38,400)
Asset carried forward	343,292	257,877

The group’s asset for deferred taxation consists of the tax effect of timing differences in respect of:

	2014		2013
	Provided	Unprovided	Provided	Unprovided
	£	£	£	£
Tax losses available	276,000	-	217,000	-
Share based payments	67,292	-	40,877	-
	343,292	-	257,877	-
12a.	Creditors: Amounts falling due within one year

	2014	2013
	£	£
Trade creditors	332,686	122,181
PAYE and social security	106,427	130,189
Other taxation	21,929	21,391
Other creditors	40,263	524,287
Accruals and deferred income	2,641,598	2,216,646
	3,142,903	3,014,694

Included within other creditors is £nil (2013 - £481,183) secured on a trade debtor totalling £nil (2013 - £481,183).

12b.	Creditors: Amounts falling due after more than one year

	2014	2013
	£	£
Accruals and deferred income	889,334	304,913
13.	Provisions for liabilities

	2014	2013
	£	£
Dilapidations	192,541	-

The dilapidations provision is based on the future expected repair costs required to restore the Group’s leased building in Newbury, United Kingdom to its fair condition at the end of the lease term. The lease was for ten years from January 24, 2014 with a break after five years. Contractual amounts are expected to be incurred at the end of the lease term.

14.	Pensions

The group operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the group in an independently administered fund. The pension cost charge represents contributions payable by the group to the fund and in the period amounted to £236,655 (2013 - £237,763). Included within other creditors is a total of £35,623 (2013 - £30,131) relating to unpaid pension contributions at the period end.

EXONY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

15.	Share-based payments

The group has a share option scheme for all employees (including directors). Options are exercisable at a price agreed when the options are issued. The vesting period is usually over 1 to 3 years however, the share options may not be exercised after the option holder no longer holds employment with any member of the Group or has given or received notice of termination of their employment with any member of the group, except in some circumstances as documented in the share option agreement.

If the options remain unexercised after a period of 10 years from the date of grant, the options expire. Details of the share options and the weighted average exercise price (WAEP) outstanding during the period are as follows:

	2014	2014	2013	2013
	No	WAEP (£)	No	WAEP (£)
Outstanding at beginning of period	1,917,864	0.08	1,933,431	0.09
Granted in period	-	-	34,629	0.06
Lapsed during period	(38,703)	0.30	(53,696)	0.26
Outstanding at the end of the period	1,879,161	0.08	1,914,864	0.08
Exercisable at the end of the period	1,875,661	0.08	1,880,175	0.09

No options were exercised during the period.

For options outstanding at the end of the year the range of exercise prices and remaining contractual life are as follows:-

Expiry Date	Exercise Price	2014	2013
	£	No	No
Up to 30 September 2015	0.34	24,096	55,299
September 2015 – September 2023	0.15	503,728	501,728
September 2018 – September 2023	0.05	1,351,338	1,360,337

The group recognised total expenses of £nil (2013 - £nil) related to equity-settled share-based payment transactions during the year.

The company determined the expected life of stock options based on the assumption that the options will not be exercised until the company is sold. The risk free interest rate was based on the UK treasury yield curve as at the year end. Expected volatility is determined using weighted average implied market volatility combined with historical volatility. The company believes that a blend of historical volatility and implied volatility better reflects future market conditions and better indicates expected volatility than purely historical volatility.

The fair values for grants under the equity settled scheme were calculated using the Black Scholes Model. The inputs into the model were as follows:

	2014	2013
Expected volatility - %	-	10.00
Expected life – years	-	3.00
Weighted average share price	-	0.23
Weighted average exercise price	-	0.07
Risk free rate - %	-	3.00

As at 30 June 2014 and 30 June 2013, the Company had warrants outstanding over a maximum value of £162,500 preferred ordinary shares based on the strike price at exercise date. The warrants are exercisable by 28 April 2016 at a subscribed price and methodology that will be determined by certain variable factors at exercise.

EXONY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

16.	Commitments under operating leases

The group had annual commitments under non-cancellable operating leases as set out below.

	2014		2013
	Land and buildings	Other items	Land and buildings	Other items
	£	£	£	£
Operating leases which expire:
Within 1 year	-	-	37,142	-
Within 2 to 5 years	114,785	-	-	-
	114,785	-	37,142	-
17.	Related party transactions

The group has taken advantage of FRS8 to not disclose any transactions or balances between group companies that have been eliminated on consolidation.

Mr David Carratt is a director of both Exony Limited and Vie Carratt Limited. During the period marketing services to the value of £25,600 (2013 - nil) had been provided by Vie Carratt all of which had been paid as at June 30, 2014.

18.	Share capital

Allotted and called up:

	2014		2013
	No	£	No	£
Ordinary shares of £0.001 each	4,090,268	4,090	4,090,268	4,090
Deferred Ordinary shares of £0.0001 each	3,177,936	318	3,177,936	318
Preferred Ordinary shares of £0.0001 each	6,405,272	641	6,405,272	641
	13,673,476	5,049	13,673,476	5,049

The ordinary and preferred ordinary shares rank pari-passu except for on liquidation or listing of the business. On listing the preferred ordinary shares shall either receive a dividend of £4,250,000 or are entitled to be issued or subscribe for shares by way of a bonus capitalisation or par offering to increase their shareholding at the placing price to £4,250,000. Thereafter the balance is paid pro-rata and pari-passu with the equity shares as if they were one class of shares.

Ordinary and preferred shareholders are entitled to receive notice of, to attend and to vote at general meetings of the company.

The deferred shares do not entitle their holders to any dividend, to receive notice or attend or speak at general meetings of the company nor to vote at such meetings.

19.	Reserves

Profit and loss account:	2014	2013
	£	£
Balance brought forward at October 1, 2013 and 2012 respectively	2,893,699	2,027,227
Profit for the period	16,382	622,630
Exchange differences arising on consolidation of foreign subsidiary	(8,987)	13,877
Balance carried forward	2,901,094	2,663,734

EXONY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

20.	Reconciliation of movements in shareholders’ funds

	2014	2013
	£	£
Profit for the financial period	16,382	622,630
Exchange differences arising on consolidation of foreign subsidiary	(8,987)	13,877
Net addition to shareholders’ funds	7,395	636,507
Opening shareholders’ funds	2,898,748	2,032,276
Closing shareholders’ funds	2,906,143	2,668,783
21.	Notes to the cash flow statement

Reconciliation of operating (loss)/profit to net cash

Inflow from operating activities

	2014	2013
	£	£
Operating (loss)/profit	(34,138)	691,807
Depreciation	56,127	36,151
Loss on disposal of fixed assets	(212)	-
Decrease in debtors	652,626	430,637
Increase/(decrease) in creditors	101,269	(65,915)
Foreign exchange	4,766	2,465
Provisions	95,376	-
Net cash inflow from operating activities	875,814	1,095,145

Reconciliation of net cash flow to movement in net funds

	2014	2013
	£	£
Increase in cash in the period	615,891	981,521
Foreign exchange	(15,765)	10,355
Movement in net funds in the period	600,126	991,876
Net funds brought forward	3,870,219	2,693,566
Net funds carried forward	4,470,345	3,685,442

Analysis of changes in net funds

	At October 1st 2013	Cashflow	Non Cash Movements	At June 30th 2014
	£	£	£	£
Cash at bank and in hand	3,870,219	615,891	(15,765)	4,470,345

Non cash changes represent translation differences on consolidation of the overseas subsidiary’s bank accounts.

22.	Ultimate controlling party

The directors do not consider there to be an ultimate controlling party.

EXONY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

23.	Post Balance Sheet Events

On 30 July, 2014, Exony Limited and eGain Corporation entered into a definitive Share Purchase Agreement for eGain Corporation to acquire all the outstanding share capital of Exony Limited for USD$16.1 million with $8.05 million in eGain shares and $8.05 million in cash. The Agreement completed on 6 August 2014 and the purchase price will be subject to adjustment based on Exony Limited’s working capital at completion.

24.	UK to US GAAP Reconciliation

Exony prepares its financial statements in accordance with accounting principles generally accepted in the United Kingdom (‘UK GAAP’), which differs in certain respects from accounting principles generally accepted in the United States of America (‘US GAAP’). Reconciliations of profit before and after tax for the nine months ended June 30, 2013 and June 30, 2014 and shareholders’ funds ( or shareholders’ equity) as at June 30, 2013 and June 30, 2014 under UK GAAP and those under US GAAP are set out below.

	2014	2013
	£	£
(Loss)/profit before tax under UK GAAP	(33,379)	692,914
Revenue (note 1)	(78,996)	-
Operating Expenses (note 2)	(144,386)	(86,092)
Profit before tax under US GAAP	(256,761)	606,822
UK GAAP tax credit/(charge)	49,761	(70,284)
Tax effect of US GAAP adjustments (note 3)	-	19,801
Tax on profit on ordinary activities-deferred tax (note 4)	(24,989)	(7,628)
Profit after tax US GAAP	(231,989)	548,711
Shareholders’ funds under UK GAAP	2,906,143	2,668,783
Fixed Assets (note 2)	(48,487)
Deferred Revenue (note 1)	(78,996)	-
Accruals (note 2)	(95,899)	(86,092)
Debtors deferred tax (note 3)	-	19,801
Debtors deferred tax (note 4)	(172)	35,102
Shareholders’ funds under US GAAP	2,682,589	2,637,594

Note 1: Under US GAAP extended payment terms beyond normal policy may mean that the revenue recognition criteria under US GAAP are not met as fees cannot be justified as fixed and determinable. Under UK GAAP revenue may still be recognised.

Note 2: Under UK GAAP interim periods are treated as discrete periods whereas under US GAAP interim periods are treated as an integral part of the annual cycle. US GAAP therefore allows the spreading of costs, such as discretionary bonuses, across interim periods if they benefit more than one period in the annual cycle.

Under UK GAAP certain legal costs associated with the new lease and leasehold improvements have been capitalised which are treated as expense items under US GAAP.

Note 3: For clarification no additional deferred tax asset has been recognised as at June 30, 2014 for these additional UK to US GAAP reconciling items because the directors take a one year view of the recoverability of such losses and the company has already recognised a deferred tax asset as at June 30, 2014.

Note 4: Under UK GAAP a deferred tax asset relating to share based compensation is based on the lower of the charge in the profit and loss account or the gain at the period end. Under US GAAP the deferred tax asset is based on the charge to the profit and loss account.